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                                                                   EXHIBIT 10.11

                              [NAME OF CORPORATION]
                        FORM OF 2004 STOCK INCENTIVE PLAN

1.    PURPOSES

            [NAME OF CORPORATION], a [Delaware] corporation (the "COMPANY"), desires to afford certain employees, directors and other persons providing services for the Company or any parent corporation or subsidiary corporation of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thereby create in such persons an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

            The Company, by means of this 2004 Stock Incentive Plan (the "PLAN"), seeks to retain for itself and any parent corporation or subsidiary corporation of the Company the services of persons now holding key positions and also to secure and retain the services of persons capable of filling such positions.

            The stock options ("OPTIONS") and stock awards ("AWARDS") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee, non-employee director or consultant.

            The Options granted under the Plan are intended to be either incentive stock options ("INCENTIVE OPTIONS") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("NON-QUALIFIED OPTIONS"). The Company makes no warranty, however, as to the qualification of any Option as an Incentive Option.

2.    NUMBER OF SHARES SUBJECT TO THE PLAN

            Options and Awards granted under the Plan shall be exercisable for shares of Common Stock, $0.01 par value per share (the "COMMON STOCK"). Subject to Section 7 hereof, the total number of shares of Common Stock of the Company authorized for issuance upon the exercise of Options or in connection with Awards granted under the Plan shall not exceed, in the aggregate, [____](1) shares of the Common Stock (the "POOL") upon adoption of the Plan. On each anniversary of the date of adoption of the Plan, the aggregate number of shares of Common Stock in the Pool at such time shall be increased by the percentage set forth in Schedule A attached hereto attached hereto (such additional shares of Common Stock are referred to herein as the "ADDITIONAL SHARES"). The shares of Common Stock included in the Pool shall be referred to herein as the "SHARES." The

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(1) This number shall equal 19% of the outstanding Common Stock of the Company at Closing, calculated on a fully-diluted basis.

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maximum number of Shares that may be purchased or acquired upon the exercise of
Options or in connection with Awards granted under the Plan to any one person shall not exceed, in the aggregate, [____] Shares.

            Shares available for issuance under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options or Awards expire or are cancelled or otherwise terminated under the Plan, the Shares covered by the unexercised portion of such Options or Awards may again be subject to an Option or Award under the Plan.

            Except as provided in Sections 14 and 17 hereof, the Company may, from time to time during the period beginning on [________], 2004 (the "EFFECTIVE DATE"), the date of approval of the Plan by the Company's Board of Directors (the "BOARD"), and ending on [_______], 2014 (the "TERMINATION DATE"), grant to certain employees, directors and other persons providing services for the Company or any parent corporation or subsidiary corporation of the Company now existing or hereafter formed or acquired Incentive Options, Non-Qualified Options, and/or Awards under the terms hereinafter set forth. No person shall have any rights under any Option and/or Awards granted under the Plan unless and until the Company and the person to whom the Option and/or was granted have executed and delivered a written agreement with the Company containing provisions setting forth the terms of the Option and/or Award (an "OPTION/AWARD AGREEMENT").

            As used in the Plan, the term "PARENT CORPORATION" and "SUBSIDIARY CORPORATION" shall mean a corporation within the definitions of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

3.    ADMINISTRATION OF THE PLAN

            The Board shall administer the Plan, provided that the Board may, from time to time, designate from among its members a compensation committee, which may also be any other committee of the Board (the "COMMITTEE"), to administer the Plan. Whenever the Company shall have any class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Committee shall be composed solely of two or more members who are "NON-EMPLOYEE DIRECTORS" within the meaning of Rule 16b-3, as amended ("RULE 16B-3") promulgated under the Exchange Act and "OUTSIDE DIRECTORS" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code, and shall meet such other conditions as required by Rule 16b-3 or other applicable rules under Section 16(b) of the Exchange Act. A majority of the members of the Committee shall constitute a quorum and the act of a majority of the members of the Committee shall be the act of the Committee. If the Board administers the Plan, then any reference herein, or in any agreement granting Options or Awards pursuant to the Plan, to the Committee shall, unless the context otherwise requires, include references to the Board, as appropriate.

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            Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the employees, directors and service providers to the Company or any parent corporation or subsidiary corporation to whom Options or Awards shall be granted (the "OPTIONHOLDERS"), the time when such persons shall be granted Options or Awards, the number of Shares which shall be subject to each Option or Award, the purchase price of each Share which shall be subject to each Option or Award, the period(s) during which such Options shall be exercisable (whether in whole or part), and the other terms and provisions thereof (which need not be identical). In determining the persons to whom Options or Awards shall be granted and the number of Shares for which Options or Awards are to be granted to each person, the Committee shall give due consideration to, among other things, the length of service, performance and the responsibilities and duties of such person. Notwithstanding the foregoing, Schedule B to this Plan sets forth a list of persons who shall receive grants of Options as of the Effective Date and the number and type of Options to be granted to each.

            Notwithstanding any provision of this Plan to the contrary, as of the date that any Additional Shares become available under Section 2 of the Plan, the Committee shall grant Options in respect of all of such Additional Shares to such persons as the Committee shall determine, subject to any contractual commitments the Company may have made with respect to such allocation.

            Subject to the express provisions of the Plan, the Committee also shall have the authority to construe the Plan and the Options and Awards granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options and Awards (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

            The Committee may establish performance standards for determining the periods during which Options or Awards shall be granted or exercisable, including without limitation, standards based on the earnings of the Company and its subsidiaries for various fiscal periods. The Committee shall define such performance criteria and, from time to time, the Committee in its sole discretion and in administering the Plan may make such adjustments to such performance criteria for any fiscal period so that extraordinary or unusual charges or credits, acquisitions, mergers, consolidations, and other corporate transactions and other elements of or factors influencing the calculations of earnings or any other performance standard do not distort or affect the operation of the Plan in an a manner inconsistent with the achievement of its purpose. Any and all such performance standards shall be set forth in the applicable Award Agreement(s).

            Any determination of the Committee on the matters referred to in this Section 3 shall be conclusive.

            The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel,

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consultants and agents as it may deem desirable for the administration of the
Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or such subsidiary corporation or parent corporation of the Company whose employees have benefited from the Plan, as determined by the Committee. No member or former member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Awards or Options granted hereunder.

4.    ELIGIBILITY

            Options or Awards may be granted only to key employees, non-employee directors and consultants providing services to the Company or any parent corporation or subsidiary corporation of the Company now existing or hereafter formed or acquired; provided, however that Incentive Options may only be granted to key employees of the Company or any parent corporation or subsidiary corporation of the Company now existing or hereafter formed or acquired. The Plan does not create a right in any person to participate in, or be granted Options or Awards under, the Plan.

5.    OPTIONS

      A.    OPTION PRICE AND PAYMENT

            The price for each Share purchasable under any Option granted hereunder shall be determined by the Committee; provided, however, that in the case of an Incentive Option, the purchase price for each Share shall not be less than one hundred percent (100%) of the Fair Market Value (as defined below) per Share at the date the Option is granted; and provided further, that in the case of an Incentive Option granted to a key employee who, at the time such Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation or parent corporation, the purchase price for each Share shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Option is granted. In determining the stock ownership of a key employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the key employee and believed by it to be true.

            For purposes of the Plan, the "FAIR MARKET VALUE" of the Shares with respect to any date of determination, means:

            (i)   $[___] per Share as of the date hereof;

            (ii) if the Shares are listed or admitted to trading on a national securities exchange in the United States or reported through The Nasdaq Stock Market ("NASDAQ") then the closing sale price on such exchange or Nasdaq on such date or, if no trading occurred or quotations were available on such date, then the closest preceding date on which such Shares were traded or quoted; or

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            (iii) if not so listed or reported but a regular, active public market for the Shares exists (as determined in the sole discretion of the Committee, whose discretion shall be conclusive and binding), then the average of the closing bid and ask quotations per Share in the over-the-counter market for such Shares in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than fifteen percent (15%) shall not be deemed to be a "regular, active public market."

            If the Board determines that a regular, active public market does not exist for the Shares, the Board shall determine the Fair Market Value of the Shares in its good faith judgment based on the total number of shares of Common Stock then outstanding, taking into account all outstanding options, warrants, rights or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock. The Board shall make its determination of Fair Market Value from time to time not less than annually (the "VALUATION") and such determination shall remain in effect until the Board makes the next Valuation (provided that, at any relevant date of determination, the Valuation approximates the Fair Market Value at that date and, if it does not, the Board shall make a new determination of Fair Market Value which shall apply until the next Valuation). Notwithstanding the foregoing, if an investment banker or appraiser appointed by the Company makes a determination of Fair Market Value subsequent to a Valuation, such subsequent determination shall supersede the Valuation then in effect and shall establish the Fair Market Value until the next Valuation.

            For purposes of this Plan, the determination of the Board of the Fair Market Value shall be conclusive.

            Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price therefor in cash; provided, however, that in lieu of cash, the holder of an Option may, if the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a Fair Market Value equal to the cash exercise price applicable to that portion of the Option being exercised, the Fair Market Value of the shares of Common Stock so delivered to be determined as of the date immediately preceding the date of exercise, or as otherwise may be required to comply with or conform to the requirements of any applicable law or regulations, or (b) by delivering to the Company such other form of payment as the Committee shall permit in its sole discretion at the time of grant of the Option; provided that any such shares of Common Stock to be delivered by the holder of an Option shall have been owned by such holder for at least six (6) months, unless the Board has waived such condition in its sole discretion.

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      B. TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

            Any Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; and provided further, that in the case of an Incentive Option granted to a key employee who, at the time such Incentive Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of seven (7) years from the date such Incentive Option is granted.

            The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

            To the extent that an Option granted hereunder is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

            Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by a key employee during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the Fair Market Value of stock is determined as of the time the Option is granted and (b) Options will be taken into account in the order in which they were granted.

            In no event shall an Option granted hereunder be exercised for a fraction of a Share.

            A person entitled to receive Shares upon the exercise of an Option granted hereunder shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of the exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares of Common Stock.

      C. TERMINATION OF EMPLOYMENT OR SERVICE

            Upon termination of employment of any employee or termination of service of any non-employee director or of any consultant with the Company and all subsidiary corporations and parent corporations of the Company, any unvested Option previously granted to such person, unless otherwise specified by the Committee in the applicable Option/Award Agreement or otherwise, to the extent not theretofore exercised, shall terminate and become null and void. Vested Options shall remain exercisable

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following termination of employment or termination of service to the extent set forth in the applicable Option/Award Agreement

            If an Option granted hereunder shall be exercised by the legal representative of a deceased Optionholder or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any current or former employee, non-employee director or consultant, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

            For purposes of the Plan, the term "FOR CAUSE" shall mean (a) with respect to an employee who is a party to a written employment agreement with the Company or a subsidiary corporation or parent corporation of the Company, which agreement contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or services thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein; or (b) in all other cases, as determined by the Committee or the Board in its sole discretion, (i) the intentional or willful commission or failure due to bad faith by an Optionholder of an act that causes or may cause substantial damage or significant injury to the Company or a subsidiary corporation or parent corporation of the Company;
(ii) the commission by an Optionholder of an act of fraud or willful dishonesty in the performance of such Optionholder's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of an Optionholder for commission of a felony or a plea of guilty or nolo contendere to a felony; (iv) the breach by an Optionholder of any non-competition, non-solicitation or confidentiality provision or agreement entered into with the Company or a subsidiary corporation or parent corporation of the Company; (v) the Optionholder's being repeatedly under the influence of illegal drugs and alcohol while performing his duties to the Company or a subsidiary corporation or parent corporation of the Company, or (vi) the continuing willful failure of an Optionholder to perform the duties of such Optionholder to the Company or a subsidiary corporation or parent corporation of the Company that has not been cured within fifteen (15) days after written notice thereof has been given to the Optionholder by the Committee or its designee.

            For purposes of the Plan, the term "DISABILITY" means (a) with respect to an Optionholder who is a party to a written employment agreement with the Company, which agreement contains a definition for "disability" or "permanent disability" (or words of like import) for purposes of termination of employment thereunder by the Company, "disability" or "permanent disability" in the most recent agreements, or (b) in all other cases, means, as determined by the Committee or the Board in its sole discretion, (i) such Optionholder's inability to perform substantially his or her duties and responsibilities to the Company or any subsidiary corporation or parent corporation any reason of physical or mental illness, injury, infirmity or condition for a continuous period of six (6) months or one or more periods aggregating twelve (12) months in any two-year period or (ii) such Optionholder has been determined to be disabled under the Company's long term disability plan, if any, and/or under the Federal Social Security Act.

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            For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of determination, the individual is an "employee" of such corporation for purposes of Section 422(a) of the Code. An employment relationship shall be deemed to continue while an individual is on a bona fide leave of absence if the period of such leave does not exceed ninety (90) days or, if longer, if such individual's right to reemployment is guaranteed by statute or contract.

            A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

      D. EXERCISE OF OPTIONS

            Subject to the limitations on exercise referred to in Sections 5.B and 5.C hereof, Options granted under the Plan shall be exercised by the Optionholder as to all or part of the Shares covered thereby by giving written notice of exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased (including the class of such Shares), and specifying a business day not more than fifteen (15) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 9, 10 and 11 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

      E. NON-TRANSFERABILITY OF OPTIONS

            An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than (i) by will, (ii) the laws of descent or distribution or (ii) in the case of Non-Qualified Options, to (a) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Optionholder or (B) a trust that is for the exclusive benefit of such Optionholder or the person set forth under clause
(a) above (each a "PERMITTED TRANSFEREE"), and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option granted hereunder contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon such Option, shall be null and void and without effect.

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      F. STOCKHOLDER AGREEMENT

            It shall be a condition to the exercise of any Option hereunder that the Optionholder agrees to become a party to, and bound by, that certain Stockholders' Agreement dated as of [________] (the "STOCKHOLDERS' AGREEMENT") as a "Stockholder" and the transfer restrictions and repurchase rights set forth therein, which Stockholders' Agreement may be amended or modified from time to time as more fully specified therein; provided, however that in the event that the Stockholders' Agreement is amended after the Effective Date in any material respect and the terms of such amendment are less favorable to an Optionholder than to the "Stockholders" therein other than the Quadrangle Investors and the Behrman Investors, the more favorable provisions of such Agreement prior to such amendment shall be applicable to the Optionholder. In addition to the foregoing and notwithstanding anything to the contrary set forth in the Stockholders' Agreement, after an initial public offering of the Company's equity securities pursuant to a registration statement declared effective by the Securities and Exchange Commission (an "IPO"), each Optionholder (together with his or her Permitted Transferees) may only transfer Shares issued or issuable upon exercise of Options as follows:

            (a) to Permitted Transferees; and

            (b) to any transferee or number of transferees, a number of Shares equal to the product of (i) the sum of all Shares then issued or issuable to such Optionholder pursuant to Options granted hereunder multiplied by (ii) one
(1) minus Quadrangle's Pro Forma Ownership (for each Optionholder, the "TRADEABLE Shares"). "QUADRANGLE'S PRO FORMA OWNERSHIP" shall be the quotient of
(i) the number of shares of Common Stock (calculated on an as-converted basis) then owned by Affiliates of Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP (collectively, the "QUADRANGLE ENTITIES") after taking into consideration any shares of Common Stock to be sold by Affiliates of the Quadrangle Entities as part of an offering into which the Optionholder may also wish to be participating and (ii) the number of shares of Common Stock owned by Affiliates of the Quadrangle Entities immediately prior to an IPO. For the avoidance of doubt, in the event the number of Tradeable Shares is less than the number of Shares the Optionholder has already transferred to non-Permitted Transferees other than pursuant to clause (c) below, the Optionholder would not be allowed to transfer any additional Shares; and

            (c) to any transferee or number of transferees in addition to that number of Shares described in clause (b) above, in any one year, a number of Shares equal to 10% of the Shares issued to such Optionholder or issuable to such Optionholder pursuant to vested Options; provided however, that the aggregate number of Shares transferable pursuant to this clause (c) shall not exceed the number of Shares equal to 25% of the Shares issued to such Optionholder or issuable to such Optionholder pursuant to vested Options.

6. STOCK AWARDS

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            The Committee may, in its discretion, grant Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such Shares, and the right of the Company to reacquire such Shares for no consideration upon termination of the participant's employment or service within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such Shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Award shall specify whether the participant shall have, with respect to the Shares subject to an Award, all of the rights of a holder of Common Stock, including the right to receive dividends and to vote the Shares. The Shares underlying any such Award shall be subject to the transfer restriction set forth in Section 5(f) above. It shall be a condition to the grant of any Award hereunder that the participant agree to become a party to and bound by the Stockholders' Agreement containing certain transfer restrictions set forth therein, which Stockholders' Agreement may be amended or modified from time to time as more fully specified therein in connection with the grant of the Award.

7.    ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

            If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, recapitalization or liquidation the Board shall authorize the issuance or assumption of a stock option in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of this Plan, the Board may grant an option upon such terms and conditions as it may deem appropriate for the purpose of assumption of old option, or substitution of a new option for the old option, in conformity with the provisions of said Section 424(a) of the Code and the Treasury Regulations thereunder.

            Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option or other right to acquire Shares granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option or other right to acquire Shares under the Plan such that each such Option or right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option or right had such Option or right been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option or other right to acquire Shares under the Plan. In addition, in the event of any such change, the Committee shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options or other right to acquire Shares, the maximum number of Shares for which Options or Awards may be granted to any one

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participant and the number of Shares and exercise price per Share subject to outstanding Options or other right to acquire Shares under the Plan as shall be equitable to prevent dilution or enlargement of rights under such Options or rights, and the determination of the Committee as to these matters shall be conclusive and binding on the Optionholder; provided, however, that (a) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code.

            Except as specifically provided in the agreement granting the Option or Award, in the event of a Change in Control (as defined below), and in anticipation thereof if required by the circumstances, the Board, in its sole discretion may also (i) accelerate the exercisability, prior to the effective date of such change in control, of additional percentages of all outstanding Options granted under this Plan (and redesignate as Non-Qualified Options any Options or portions thereof that were originally designated as Incentive Options but that no longer so qualify under Section 422 of the Code), (ii) arrange, if there is a surviving or acquiring corporation, subject to the consummation of a change in control, to have that corporation or an affiliate of that corporation grant to employees and other optionholders replacement options with substantially similar or, if not adverse to the optionholders, different provisions with respect to exercisability (upon which grant the Options granted under this Plan shall immediately terminate and be of no further force or effect) which, however, in the case of Incentive Options, satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code,
(iii) cancel all outstanding Options in exchange for consideration in cash or in kind in an amount equal to the value of the Shares, as determined by the Board in good faith, the optionholder would have received had the Option been exercised (to the extent then exercisable or to a greater extent, including in full, as the Board may determine) less the option price therefor (upon which cancellation such Options shall immediately terminate and be of no further force or effect), (iv) permit the purchaser of the Company's stock or assets to deliver to the optionholders the same kind of consideration that is delivered to the stockholders of the Company in cancellation of such Options in an amount equal to the value of the Shares as determined by the Board in good faith, the optionholder would have received had the Option been exercised (to the extent then exercisable or to a greater extent, including in full, as the Board may determine), less the option price therefor, or (v) take any combination (or none) of the foregoing actions.

            For purposes of the Plan, a "CHANGE IN CONTROL" shall occur if (a) a sale, merger or similar transaction involving the Corporation, in one or more related transactions, as the result of which (i) those persons who held 100% of the voting stock of the Corporation immediately prior to such transaction hold less than 50% of the voting stock of the Corporation (or the surviving or resulting entity) after giving effect to such transaction and (ii) Affiliates of the Quadrangle Entities, collectively, no longer hold the largest number of shares of the voting stock of the Corporation (or the surviving or resulting entity) held by any holder (together with the Affiliates of such holder) of shares of the voting stock of the Corporation (or the surviving or resulting entity) after giving effect to such transaction, (b) the sale of all or substantially all of the property or assets of the Company to any unaffiliated person or entity other than one of the Company's subsidiaries is consummated or (c) the liquidation, dissolution or winding up of the Company. For purposes of this Plan, an "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person; provided that no securityholder of the Company or any parent corporation or subsidiary corporation of the Company shall be deemed an Affiliate of any person solely by reason of an investment in the Company or any parent corporation or subsidiary corporation of the Company. For the purposes of this Plan, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

8.    RIGHT TO TERMINATE EMPLOYMENT OR SERVICE

            The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment or service of any Optionholder and it shall not impose any obligation on the part of any Optionholder to remain in the employ or service of the Company or any subsidiary corporation or parent corporation thereof.

9.    COMPLIANCE WITH LEGAL REQUIREMENTS.

            The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by an Optionholder in connection therewith shall be promptly refunded to the relevant Optionholder. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the federal and state securities laws and any other laws to which such offer, if made, would be subject.

10.   ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

            Upon any exercise of an Option or acquisition of Shares granted hereunder and payment of the purchase price therefor, a certificate or certificates representing the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.

            The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Committee, in its sole discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to comply with the procedures for an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan and any agreement between the Company and the Optionholder with respect to such Shares or (c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

            The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a registration statement under the Securities Act (other than any registration statement on Form S-8), which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an Optionholder receives in the registration statement.

            All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

11.   WITHHOLDING TAXES

            All payments or distributions of Options or Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules permit an optionee to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Option or Award consisting of shares of Common Stock by delivering to the Company shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation; provided that any such shares withheld shall have been owned by the optionee or award or right holder for at least six (6) months.

12.   LISTING OF SHARES AND RELATED MATTERS

            If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to an Option or other right to acquire Shares on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option or Award, or the issuance of Shares thereunder, such Option or Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.   AMENDMENT OF THE PLAN

            The Board may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (a) increase the total number of Shares issuable under the Plan or the maximum number of Shares for which Options and Awards may be granted to any one Optionholder (other than an increase resulting from an adjustment provided for in Section 7 hereof), (b) reduce the exercise price of any Incentive Option granted hereunder or (c) modify the provisions of the Plan relating to eligibility. The Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as "incentive stock options" within the meaning of Section 422 of the Code and the Treasury Regulations promulgated thereunder. The rights and obligations under any Option or Award granted before amendment of the Plan or any unexercised portion of such Option or Award shall not be adversely affected by amendment of the Plan or the Option or Award without the consent of the holder of such Option or Award.

14.   TERMINATION OR SUSPENSION OF THE PLAN

            The Board may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Section 17 or by action of the Board, shall terminate at the close of business on the Termination Date. Options or Awards may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option or Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option or other right was granted. The power of the Committee to construe and administer any Options or Awards under Section 3 that are granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

15.   GOVERNING LAW

            The Plan, the Options and Awards granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining.

16.   PARTIAL INVALIDITY

            The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

17.      EFFECTIVE DATE

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

            The Plan shall become effective at 5:00 P.M., New York City time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or any special meeting, or by unanimous written consent of the stockholders, within (12) months after the Effective Date, the Plan and any Options and Awards granted thereunder shall terminate.

                                Table of Contents

1.       Purposes....................................................................          1

2.       Number of Shares Subject to the Plan........................................          1

3.       Administration of the Plan..................................................          2

4.       Eligibility.................................................................          3

5.       Options.....................................................................          4

         A.       Option Price and Payment...........................................          4

         B.       Terms of Options and Limitations on the Right of Exercise..........          5

         C.       Termination of Employment or Service...............................          6

         D.       Exercise of Options................................................          9

         E.       Non-Transferability of Options.....................................          9

         F.       Stockholders' Agreement............................................          9

6.       Stock Awards................................................................          9

7.       Adjustment of Shares; Effect of Certain Transactions........................         10

8.       Right to Terminate Employment or Service....................................         11

9.       Purchase for Investment.....................................................         12

10.      Issuance of Stock Certificates; Legends; Payment of Expenses................         12

11.      Withholding Taxes...........................................................         13

12.      Listing of Shares and Related Matters.......................................         13

13.      Amendment of the Plan.......................................................         13

14.      Termination or Suspension of the Plan.......................................         14

15.      Governing Law...............................................................         14

16.      Partial Invalidity..........................................................         14

17.      Effective Date..............................................................         14

                              [NAME OF CORPORATION]

                            2004 STOCK INCENTIVE PLAN

                          EFFECTIVE AS OF [___________]